SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities and Exchange Act of 1934

Date of Report:
April 21, 2004

BAR HARBOR BANKSHARES

MAINE	841105-D	01-0293663
(State)	(Commission File Number)	(IRS Employer ID)

Address of Principal Executive Offices:

PO Box 400, 82 Main Street
Bar Harbor, ME 04609-0400

Registrant’s Telephone Number: (207) 288-3314

ITEM 5- OTHER EVENTS AND REGULATION FD DISCLOSURE.

On April 20, 2004, the Bar Harbor Bankshares Board of Directors declared a regular quarterly cash dividend of $0.20 per common share. The dividend will be payable June 15, 2004 to shareholders of record at the close of business on May 21, 2004.

ITEM 7 – FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial statements: Not applicable

(b) Pro forma financial information: Not applicable

(c) Exhibits:

99.1 Copy of Company’s press release dated April 21, 2004 filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 21, 2004

BAR HARBOR BANKSHARES

/s/Gerald Shencavitz

Gerald Shencavitz
Chief Financial Officer

For further information contact:                                          FOR IMMEDIATE RELEASE
Joseph M. Murphy
President and CEO
(207) 288-3314

BAR HARBOR BANKSHARES ANOUNCES QUARTERLY CASH DIVIDEND

Bar Harbor, Maine (April 21, 2004) – Bar Harbor Bankshares (AMEX:BHB) today announced that its Board of Directors declared a regular quarterly cash dividend of $0.20 per common share. The dividend will be payable June 15, 2004 to shareholders of record at the close of business on May 21, 2004.

Bar Harbor Bankshares is the parent company of its wholly owned subsidiary, Bar Harbor Banking and Trust Company. Bar Harbor Banking and Trust Company, founded in 1887, provides full service community banking with eleven branch office locations serving Down East and Mid Coast Maine.